Exhibit 1

                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the Prospectus Supplement of Salomon Brothers Mortgage Securities VII, Inc., relating to Mortgage Pass-Through Certificates, Series 1996-LB2 of our report dated January 22, 1996, on our audits of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 1995 and 1994, and for the three years ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts".


                                            /s/ Coopers & Lybrand L.L.P.
                                            COOPERS & LYBRAND L.L.P.



New York, New York
October 23, 1996